Banknorth
PROMISSORY NOTE

Principal $818,877.00	Loan Date 04-04-2206	Maturity 04-04-2011	Loan No 04006852-003	Call / Coll	Account	Officer 067	Initials
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “ *** ” has been omitted due to text length limitations.

Borrower:	EDAC Technologies Corporation (TIN:	Lender:	TD Banknorth, N.A.
	39-1515599); GROS-ITE Industries, Inc. (TIN:		TD Banknorth Massachusetts
	06-1310723); and APEX Machine Tool Company,		370 Main Street
	Inc. (TIN: 06-1519037)		Worcester, MA 01608
1806 New Britain Avenue
Farmington, CT 06032

Principal Amount: $818,877.00	Interest Rate: 7.210%	Date of Note: April 4, 2006
PROMISE TO PAY. EDAC Technologies Corporation; GROS-ITE Industries, Inc.; and APEX Machine Tool Company, Inc. (“Borrower”) jointly and severally promise to pay to TD Banknorth, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Eight Hundred Eighteen Thousand Eight Hundred Seventy-seven & 00/100 Dollars ($818,877.00), together with interest at the rate of 7.210% per annum on the unpaid principal balance from April 4, 2006, until paid in full.
PAYMENT. Borrower will pay this loan in 59 payments of $16,338.23 each payment and an irregular last payment estimated at $16,337.93. Borrower’s first payment is due May 4, 2006, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on April 4, 2011, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: The Note may be prepaid in whole or part without penalty by the normal internal cash generation of the Borrower. However, should the Note be prepaid by a refinance with another financial institution, a merger/acquisition, or by any other means, then the following prepayment penalties shall apply: The Borrower may prepay this Note at any time, provided, however, that at the time of any full or partial pre-payment, the Borrower shall pay the Lender a fee equal to the greater of 1% of the principal balance being prepaid or a ‘Yield Maintenance Fee’ in an amount computed as follows:
The current costs of funds, specifically the Federal Home Loan Bank of Boston Classic Advance Rate comparable to the remaining term of the Note shall be subtracted from the above stated interest rate, or default rate, if applicable. If the result is zero or a negative number, there shall be no Yield Maintenance Fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of this Note. Each resulting amount shall be divided by 360 and multiplied by the number of days remaining in the monthly period. Said amounts shall be reduced to present values calculated by using the above referenced current cost of funds divided by 12 and Note’s remaining term in months. The resulting sum of present values shall be the yield maintenance fee due to the Lender upon prepayment of the principal of the Note plus any accrued interest due as of the prepayment date.
Unless Lender expressly agrees otherwise, partial payments will not affect the payment schedule required above. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: TD Banknorth, N.A.; TD Banknorth Massachusetts; 370 Main Street; Worcester, MA 01608.
LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note 5.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any trust mortgage or any other type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.

PROMISSORY NOTE
(Continued)

Loan No: 04006852-003	Page 2
This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Massachusetts without regard to its conflicts of law provisions. This Note has been accepted by Lender in the Commonwealth of Massachusetts.
DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
COLLATERAL. Borrower acknowledges this Note is secured by all collateral as described in a Security Agreement dated January 3, 2005 from Borrower to Banknorth, N.A. n/k/a TD Banknorth, N.A., a Mortgage dated December 21, 2004 from EDAC Technologies Corporation to Banknorth, N.A. n/k/a TD Banknorth, N.A. on real property located in Hartford County, State of Connecticut and a Mortgage dated December 21, 2004 from APEX Machine Tool Company, Inc. to Banknorth, N.A., n/k/a TD Banknorth, N.A. on real property located in Hartford County, State of Connecticut, all the terms and conditions of which are hereby incorporated and made a part of this Note. This Note is further subject to the terms and conditions set forth in a Credit Agreement dated January 3, 2005 from Borrower to Banknorth, N.A. n/k/a TD Banknorth, N.A. with any Modifications or Amendments executed thereafter.
NOTICES. Any notices and other communications required or provided for under this Note shall be deemed to have been sufficiently given or served for all purposes when sent by United States mail to the Borrower at the address as set forth above and, if to the Lender, at its principal office as set forth above.
USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loan for general commercial purposes, provided that no part of such proceeds will be used, in whole or in part, for the purpose of (i) acquiring all or substantially all of the stock or assets of any person, firm or corporation, or (ii) purchasing or carrying any “margin security” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.
The Undersigned expressly warrants that the proceeds of the loan shall be used solely for business purposes and that this transaction is not a consumer transaction subject to M.G.L. c. 140D, Federal Reserve Board Regulation Z, or other “consumer protection” statutes, regulations, or restrictions, without exception.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
WAIVERS AND GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. To the extent permitted by applicable law, all such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE
(Continued)

Loan No: 04006852-003	Page 3
PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.
BORROWER:

EDAC TECHNOLOGIES CORPORATION

By:	/s/ Glenn L. Purple (Seal) Glenn L. Purple, Vice President of EDAC
Technologies Corporation

GROS-ITE INDUSTRIES INC.

By:	/s/ Glenn L. Purple (Seal) Glenn L. Purple, Secretary of GROS-ITE Industries,
Inc.

APEX MACHINE TOOL COMPANY, INC.

By:	/s/ Glenn L. Purple (Seal)
Glenn L. Purple, Secretary of APEX Machine Tool
Company, Inc.